As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tevogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1597194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Independence Boulevard, Suite #210 Warren, New Jersey 07059	07059
(Address of Principal Executive Offices)	(Zip Code)

Tevogen Inc. 2024 Omnibus Incentive Plan

(Full title of the plan)

Ryan Saadi

Chief Executive Officer

Tevogen Inc.

15 Independence Boulevard, Suite #210

Warren, New Jersey 07059

(Name and address of agent for service)

(877) 838-6436

(Telephone number, including area code, of agent for service)

Copies to:

William I. Intner

J. Nicholas Hoover

Hogan Lovells Cadwalader US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Tevogen Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) to register the sale and issuance of up to 100,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance pursuant to awards under the Company’s 2024 Omnibus Incentive Plan (the “Plan”), pursuant to an amendment to the Plan to increase the number of shares of Common Stock available for issuance thereunder that was adopted by the Company’s Board of Directors on July 13, 2026 and approved by the Company’s stockholders at the Company’s 2026 Annual Meeting of the Stockholders held on August 24, 2026. The Company previously registered the sale of shares of Common Stock under the Plan on registration statements on Form S-8 filed with the SEC on June 10, 2024, May 1, 2025, and July 10, 2026 (File Nos. 333-280075, 333-286890 and 333-297398) (the “Prior Registration Statements”).

Pursuant to General Instruction E to Form S-8, this registration statement hereby incorporates by reference the contents of the Prior Registration Statements except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 14, 2024 (File No. 001-41002))

4.2	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on March 4, 2026 (File No. 001-41002))

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 25, 2025 (File No. 001-41002))

5.1	Opinion of Hogan Lovells Cadwalader US LLP*

23.1	Consent of KPMG LLP, independent registered public accounting firm*

23.2	Consent of Hogan Lovells Cadwalader US LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

99.1	Tevogen Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 filed with the Company’s Current Report on Form 8-K filed on February 14, 2024)

99.2	Amendment No.1 to Tevogen Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed on February 25, 2026)

99.3	Amendment No.2 to Tevogen Inc. 2024 Omnibus Incentive Plan*

99.4	Form of Restricted Stock Unit Agreement under the Tevogen Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-280075) filed with the SEC on June 10, 2024)

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of New Jersey, on this 24th day of August, 2026.

TEVOGEN INC.

By:	/s/ Ryan Saadi
Ryan Saadi
Chief Executive Officer and Chairperson of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Saadi and Kirti Desai, and each of them, such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Saadi	Chief Executive Officer and Chairperson of the Board of Directors	August 24, 2026
Ryan Saadi	(Principal Executive Officer)

/s/ Kirti Desai	Chief Financial Officer	August 24, 2026
Kirti Desai	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Feike	Director	August 24, 2026
Jeffrey Feike

/s/ Dr. Keow Lin Goh	Director	August 24, 2026
Dr. Keow Lin Goh

/s/ Dr. Curtis Patton	Director	August 24, 2026
Dr. Curtis Patton

/s/ Susan Podlogar	Director	August 24, 2026
Susan Podlogar

/s/ Victor Sordillo	Director	August 24, 2026
Victor Sordillo